CREF
          GROUP RETIREMENT UNIT-ANNUITY CERTIFICATE (for use in Oregon)

                                                    Annuity
               Certificate   Date of     Date of    Starting
                 Number       Issue       Birth       Date
              +------------------------------------------------+
              | 1-300000-0  06  1 90    12 20 49    01  1 15   |
              |                                                |
   Participant| DOE, JOHN J                                    |
              |                                                |
              +------------------------------------------------+

This is to certify that you, the Participant, are entitled to share in the benefits of COLLEGE RETIREMENT EQUITIES FUND ("CREF") under the provisions of a Group Retirement Unit-Annuity Contract ("the Contract") issued to the United States Trust Company of New York ("the Contract Holder") under a trust agreement.

This page refers briefly to some of the Contract's features described in your certificate. The next pages set forth in detail the Rights and obligations of both CREF and you under the Contract. PLEASE READ YOUR CERTIFICATE. IT IS IMPORTANT.

                               GENERAL DESCRIPTION
All premiums on your behalf must be remitted under the terms of your Employer's Retirement Plan.

Each premium paid to CREF purchases a number of Accumulation Units representing your share in CREF. You may convert these into an income of Annuity Units. If you die before starting to receive this income, the Accumulation Units will provide a benefit for your beneficiary under one of the methods described in your certificate.

Once each year we will report to you on the current value of your Accumulation Units.

When you are ready to start receiving your income, you choose the income option you want from among those described in your certificate. The Unit Annuity for a Fixed Period option is only available after Termination of Employment, and may be limited under the terms of your Employer's Retirement Plan. All options provide an income for you, and all but one also have some provision for another person to be named by you.

You, or your beneficiary at your death, may have CREF pay the value of some or all of your Accumulation Units to Teachers Insurance and Annuity Association of America ("TIAA") for the purchase of a fixed-dollar contract or certificate, as explained in your certificate.

You may also be permitted to choose a Lump-sum Benefit payment after Termination of Employment in accordance with your Employer's Retirement Plan.

You may also have CREF pay the value of some or all of your Accumulation Units to other Funding Vehicles offered under your Employer's Retirement Plan.

    THIS CERTIFICATE CANNOT BE ASSIGNED NOR DOES IT PROVIDE FOR LOANS. THIS CERTIFICATE DOES NOT GUARANTEE ANY FIXED-DOLLAR AMOUNT OF ANNUITY PAYMENTS.


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                        INDEX OF PROVISIONS
                                                       Section
Accounts......................................................1
Accumulation
         Definition..........................................3
Accumulation Units...........................................2
Annuity Starting Date
         Change of..........................................22
         Definition..........................................4
Annuity Unit
         Definition..........................................5
Assignment
         Void and of no effect..............................40
Benefits Based on Incorrect Data............................47
Business Day................................................12
Cash Surrender
         Limited benefit....................................42
Claims of Creditors
         Protection against.................................43
Consideration...............................................19
Contract
         Consists of........................................19
Correspondence with CREF....................................50
Death Benefit...............................................27
         Beneficiary........................................28
         Changing the Beneficiary...........................29
         Definition..........................................8
         Methods of Payment.................................31
         Number of Annuity Units............................33
         Payments after death of Beneficiary................32
         Starting payment...................................30
Elections and Changes
         Procedure..........................................44
Employer
         Definition.........................................15
Funding Vehicle.............................................18
Lapse
         Protection against.................................21
Laws and Regulations
         Compliance with....................................52
Loans
         No provision for...................................41
Lump-sum Benefit
         Availability.......................................35
         Definition.........................................10
         Payment of.........................................36
Non-Forfeiture of benefits..................................49
Payment to an Estate, Trustee, etc..........................45
Premiums....................................................20
         Refund of Overpayments.............................51
Present Value
         Definition.........................................14
Proof of Survival...........................................48
Report of Accumulation......................................39
Request for Benefits........................................50
Retirement Plan.............................................17
Rules for Determining Benefits
         Definition.........................................13
Second Participant...........................................7
Service of Process upon CREF................................46
Spouse's Right to Benefits..................................37
         Liability of CREF..................................38
Termination of Employment...................................16
Transfers...................................................34
         Definition..........................................9
Unit Annuity
         Definition..........................................6
Unit Annuity Income
         Number of Annuity Units............................26
         Options  24
         Payments during guaranteed periods.................25
         Starting payments..................................23
Valuation Day...............................................11


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                     PART A: TERMS USED IN THIS CERTIFICATE

1. ACCOUNTS. CREF maintains the following four investment Accounts, each with its own distinct investment portfolio:

          The CREF STOCK ACCOUNT maintains a broadly diversified portfolio consisting primarily of common stocks.

          The CREF MONEY MARKET ACCOUNT maintains a portfolio consisting primarily of short-term debt securities.

          The  CREF  BOND  MARKET  ACCOUNT  maintains  a  portfolio   consisting
          primarily of investment grade bonds.

          The CREF SOCIAL CHOICE ACCOUNT maintains a portfolio consisting primarily of common stocks, investment grade bonds, and short-term debt securities.

In the future, CREF may establish other Accounts with other investment portfolios. CREF reserves the right to delete the CREF Bond Market Account, the CREF Social Choice Account, and any future Account. As of the date of such deletion, CREF will transfer your Accumulation, if any, in such Account, to the CREF Money Market Account unless you notify CREF otherwise.

2. ACCUMULATION UNITS. Each premium paid on your behalf will purchase a number of Accumulation Units determined in accordance with the Rules of the Fund. The premiums will be allocated among CREF's accounts in accordance with your most recent instructions received by CREF, as detailed in Section 20. The current value of each Account's Accumulation Unit is based on the market value of that Account's investments and will be determined in accordance with the Rules of the Fund.

3. Your ACCUMULATION is the value of all of your Accumulation Units. It will provide the benefits described in this certificate.

4. The ANNUITY STARTING DATE shown on Page 3 is the date your income is to begin. The Date may be changed as explained in Sections 22 and 23.

5. An ANNUITY UNIT is the unit of payment for all periodic benefits. The CREF Stock and CREF Money Market Accounts each maintain separate Annuity Units and values. The current value of an Annuity Unit will change from time to time to reflect changes in that Account's investment, mortality and expense experience. The dollar value of any payment will be the product of the number of Annuity Units to be paid and the then current value of an Annuity Unit. All CREF Annuity Income Options and Methods of Payment of the Death Benefit are available from the CREF Stock Account and from the CREF Money Market Account.

6. A UNIT ANNUITY is a series of payments of the then current value of a fixed number of Annuity Units. The number of Annuity Units to be paid and their then current value will be determined in accordance with the Rules of the Fund, using actuarial methods. The Options under which you may receive your Unit Annuity Income are described in Part C.

7. The SECOND PARTICIPANT is the person you name, when starting to receive your income under a Survivor Unit Annuity Option, to receive a lifetime income if he or she survives you. You may name your spouse, or any other person eligible under CREF's practices then in effect, to be a Second Participant.

8. The DEATH BENEFIT is the value of your Accumulation. It will be used to pay your beneficiary an income under one of the methods set forth in Part D if you die before the Annuity Starting Date.

9. A TRANSFER is the use of the value of some or all of your Accumulation Units to purchase fixed dollar benefits under a TIAA annuity contract, to purchase Accumulation Units in another CREF Account, or to purchase benefits through a Funding Vehicle not offered by CREF or TIAA. The conditions applying to Transfers are set forth in Part E.

10. A LUMP-SUM BENEFIT may be available to you before the Annuity Starting Date and after Termination of Employment. The provisions concerning this benefit are detailed in Part F and may be limited under the terms of your Employer's Retirement Plan.

11. A VALUATION DAY is a day on which the dollar values of the Accumulation Units in the CREF Accounts are established. The procedure for determining Valuation Days is contained in the Rules of the Fund.

12. A BUSINESS DAY is any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 p.m. New York time, or, if earlier, the time trading on the New York Stock Exchange closes for that day.

13. The RULES OF THE FUND govern all matters affecting the interest of anyone in CREF to the extent such matters are not specifically provided in this certificate. The Board of Trustees of CREF may amend the Rules of the Fund from time to time. Amendments to such Rules are effective only when approved by the Superintendent of Insurance of the State of New York as not being unfair, unjust, inequitable or prejudicial to the interest of anyone in CREF. A copy of the Rules was furnished to you when this certificate was issued; you will be notified of all amendments to the Rules.

14. The PRESENT VALUE is a one-sum payment made in lieu of a series of payments. The Present Value of a series of payments of Annuity Units is computed in accordance with the Rules of the Fund.

15. Your EMPLOYER is the organization named on Page 3.

16. TERMINATION OF EMPLOYMENT for the purpose of determining the availability of the Lump-sum Benefit and the Unit Annuity for a Fixed Period Option is a bona fide cessation of an employment relationship with your Employer. Dissolution or modification of the Retirement Plan; changes in the name or affiliation of your Employer; leaves of absence, with or without pay; vacations; or other events not in fact a termination of employment will not be considered a Termination of Employment.




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17. A RETIREMENT PLAN is an employer's  plan,  qualifying  under Section 401(a),
403(a), or 403(b) of the Internal Revenue Code of 1986 ("IRC"), as amended, for providing retirement benefits for employees.

18. A FUNDING VEHICLE is an annuity or an investment account established to provide retirement benefits from monies remitted under a Retirement Plan.

                          PART B: CONTRACT AND PREMIUMS

19. THE CONTRACT. The Contract is the entire contract between the parties and its provisions alone will govern with respect to the rights and obligations of CREF. The sole responsibility of the Contract Holder is to serve as a party to the Contract. Any Employer paying premiums under the Contract shall be deemed to accept its terms and those of the trust agreement under which it has been issued.
         The payment of premiums is the consideration for the Contract. The Contract may be amended by agreement of CREF and the Contract Holder without the consent of any other person, provided that such change does not reduce any benefit purchased under this certificate up to that time. Any endorsement or amendment of this certificate or waiver of any of its provisions will be valid only if in writing and signed by an Executive Officer or Registrar of CREF.

20. PREMIUMS. All premiums on your behalf must be remitted under the terms of your Employer's Retirement Plan. We have issued this certificate in consideration of premiums paid on your behalf. All premiums and benefits are payable at CREF's home office in New York, NY. Premiums may be paid in any amount and at any frequency, in accordance with your Employer's Retirement Plan. CREF will accept premiums on your behalf if they are remitted before the Annuity Starting Date or your prior death. CREF reserves the right to stop accepting premiums under the Contract at any time.
     You may allocate any whole number percentage of a premium to a CREF Account. CREF will credit your premiums among the Accounts according to the most recent instructions CREF has received from you. Your right to allocate such premiums to the Bond Market Account, to the Social Choice Account, and to any future CREF Account may be limited under the terms of your Employer's Retirement Plan. If no allocation instructions have been received, all premiums will be allocated to the Money Market Account.

21. UNCONDITIONAL PROTECTION AGAINST LAPSE OR FORFEITURE. The benefits described in your certificate will not lapse after the first premium has been paid. If premiums cease, you continue to own all benefits to be derived from the Accumulation Units already purchased.

                        PART C: YOUR UNIT ANNUITY INCOME

22. CHANGING YOUR ANNUITY STARTING DATE. Any time before you start to receive your Unit Annuity Income, you may change the Annuity Starting Date to the first of any month after the date of the change, but not to a month later than April of the calendar year following the calendar year in which you attain age 70 1/2. If prior to your sixty-fifth birthday you have not chosen an Annuity Starting Date, you will be deemed to have chosen the first of the month following that birthday.

The portion, if any, of your Accumulation equal to:

         (a) amounts attributable to funds transferred to your certificate from a custodial account established under IRC Section 403(b)(7); plus (b) amounts attributable to premiums paid to an IRC Section 403(b)(1) annuity contract as elective deferrals under a salary reduction agreement (within the meaning of IRC Section 403(b)(11)); less (c) the value, if any, of the amounts described in (b) determined as of December 31, 1988;
will not be available to provide Income Benefits until you:
         (1) attain age 59 1/2;
         (2) separate from service of the employer under whose plan the aforementioned portion is attributable;
         (3) die;
         (4) become disabled
         within the meaning of IRC Section 72(m)(7);  or
         (5) encounter financial "hardship" within the meaning of IRC Section 403(b).
In the case of hardship, any earnings credited after December 31, 1988, and in addition, any contributions paid after December 31, 1988 to a custodial account established under IRC Section 403(b)(7) other than elective deferrals under a salary reduction agreement, will not be available for distribution.

Any request for an early withdrawal due to disability or hardship must be submitted with evidence of the disability or hardship on forms satisfactory to TIAA and not inconsistent with applicable law.

23. STARTING YOUR UNIT ANNUITY INCOME. Payment of your Unit Annuity Income will begin as of the Annuity Starting Date you have chosen, if you are then living and:

         A) you have sent us this certificate;
         B) you have chosen, as provided in Section 44, one of the Income Options set forth in Section 24.
         C) if you choose an Income Option that pays a lifetime income, we have received due proof of your age and, if you choose a Survivor Unit Annuity Option, the age of your Second Participant;

         D) if you choose a Unit Annuity for a Fixed Period, we have received written certification from your Employer of Termination of Employment and of your eligibility for this Income Option; and
         E) if your Accumulation is subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, that are described in Part G, and you are married and have not chosen a Survivor Unit Annuity Option, we have received a certified waiver of your spouse's right to a survivor annuity.

If the requirements of this Section have not been completed by the Annuity Starting Date you have chosen, the Annuity Starting Date will be deferred to the first of the month after the requirements have been completed or to the April first of the calendar year following the calendar year in which you attain age 70 1/2, whichever comes first.

24. INCOME OPTIONS are the ways in which you may have your Unit Annuity Income paid to you. Any time before the Annuity Starting Date, you may choose the Option you want. You may change your choice any time before payments begin, but once they have begun no change can be made. The Unit Annuity for a Fixed Period is available only after Termination of Employment, and may be limited under the terms of your Employer's Retirement Plan. Your Accumulation will be the consideration for a CREF individual pay-out unit-annuity certificate providing for the Income Option you choose. Each of the Income Options is available in either the Stock Account or the Money Market Account.
         If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA, then, only to the extent required by the IRC or ERISA, your rights to choose an Income Option are subject to the right of your spouse, if any, to benefits as explained in Part G.

These are the Income Options from which you may choose. All of them provide an income for you, some provide that payments will continue for the lifetime of a Second Participant and some provide that payments will continue in any event during a guaranteed or fixed period as explained in Section 25:

         SINGLE LIFE UNIT ANNUITY. A payment will be made to you each month as long as you live. All payments cease at your death.This Option provides nothing for anyone after your death.

         UNIT ANNUITY FOR A FIXED PERIOD. A payment will be made to you each month for a fixed period of not less than five nor more than thirty years, as chosen. At the end of the period chosen, no further payments will be made. If you die before the end of the period chosen, the monthly payments will continue to the end of that period. Your right to receive a Unit Annuity for a Fixed Period may be limited by the terms of your Employer's Retirement Plan. This Option is only available after Termination of Employment.

         LIFE UNIT ANNUITY WITH 10-, 15- OR 20-YEAR GUARANTEED PERIOD. A payment will be made to you each month as long as you live. If you die before the end of the guaranteed period you have chosen, monthly payments will continue to the end of that period.

         SURVIVOR UNIT ANNUITY OPTIONS. Under each of these Options, a payment will be made to you each month as long as you live, and payments will be continued for life to the Second Participant you have named if he or she survives you. After payments begin, you cannot change your choice of Second Participant. The number of Annuity Units paid to you or a surviving Second Participant each month depends on which of these Options you choose:

                  FULL BENEFIT TO SURVIVOR WITH OR WITHOUT A 10-, 15- OR 20-YEAR GUARANTEED PERIOD. At the death of either you or your Second Participant, the monthly payments that continue to the survivor will be the full number of Annuity Units that would have been paid if both had lived. If you choose a guaranteed period and you and your Second Participant both die before the end of the period chosen, the same number of Annuity Units will continue to be paid to the end of that period; otherwise, all payments will cease at the death of the last survivor of you and the Second Participant.

                  TWO-THIRDS BENEFIT TO SURVIVOR WITH OR WITHOUT A 10-, 15- OR 20-YEAR GUARANTEED PERIOD. At the death of either you or your Second Participant, the monthly payments that continue to the survivor will be two-thirds the number of Annuity Units that would have been paid if both had lived. If you choose a guaranteed period and you and your Second Participant both die before the end of the period chosen, the two-thirds number of Annuity Units will continue to be paid to the end of that period; otherwise, all payments will cease at the death of the last survivor of you and the Second Participant.

                  HALF BENEFIT TO SECOND PARTICIPANT WITH OR WITHOUT A 10-, 15- OR 20-YEAR GUARANTEED PERIOD. The full monthly number of Annuity Units will not change as long as you live. If your Second Participant survives you, he or she will receive payments each month of one-half the number of Annuity Units you would have received if you had lived. If you choose a guaranteed period and you and your Second Participant both die before the end of the period chosen, the one-half number of Annuity Units will continue to be paid to the end of that period; otherwise, all payments will cease at the death of the last survivor of you and the Second Participant.



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AUTOMATIC  ELECTION  PROVISION.  If on the Annuity  Starting Date  determined in accordance with Sections 22 and 23, you have not chosen an Income Option, you will be deemed to have chosen the "Life Unit Annuity with 10-Year Guaranteed Period" Option if you are then not married, or the "Half Benefit to Second Participant with 10-Year Guaranteed Period" Option if you are then married.

25. PAYMENTS TO THE END OF A GUARANTEED OR FIXED PERIOD. At the time you choose an Income Option, you name the person or persons to receive these payments. You may later change the named persons and, if you choose a Survivor Unit Annuity, after your death your surviving Second Participant may change the named persons unless you direct otherwise.

         Any monthly payments due after your death and, if you have chosen a Survivor Unit Annuity Option, the death of your Second Participant, will continue to the surviving person or persons named to receive them for the remainder of the guaranteed or fixed period you have chosen. The Present Value of these payments may be paid in one sum unless we are directed otherwise. If no one has been named to receive these payments, or if no one so named is then living, the Present Value will be paid in one sum to your estate or, if you chose a Survivor Unit Annuity Option, to the estate of the last survivor of you and your Second Participant.
         If a person receiving these payments dies before the end of the guaranteed or fixed period, the Present Value of any payments still due that person will be paid to any other surviving person or persons named to receive it. If no one has been so named, the Present Value will be paid to the estate of the last person who was receiving these payments.

26. The NUMBER OF ANNUITY UNITS in each Account will be determined as of the Annuity Starting Date, in accordance with the Rules of the Fund, by:

        A) the value of your Accumulation Units in the Account at that time;
        B) the Income Option you choose;
        C) if you choose an Income Option that pays a lifetime income, your age;
        D) if you choose one of the Survivor Unit Annuity Options, your Second Participant's age; and
        E) the value of the Account's Annuity Unit at that time.

If your initial Unit Annuity payment would be less than $25, CREF will have the right to change to quarterly, semi-annual or annual payments, whichever would result in an initial payment of $25 or more and the shortest interval between payments.

                              PART D: DEATH BENEFIT

27. THE DEATH BENEFIT. If you die before the Annuity Starting Date, CREF will pay the Death Benefit to your beneficiary under one of the Methods of Payment set forth in Section 31. You may choose the Method during your lifetime as explained in Section 44. If you do not so choose, your beneficiary will make the choice when he or she becomes entitled to payments. You may change the Method at any time before payments begin. After your death, your beneficiary may also change the Method chosen by you, if you so provide. Any choice of Method or change of such choice must be made in writing as explained in Section 44.

28. NAMING YOUR BENEFICIARY. Beneficiaries are persons you name, in form satisfactory to CREF, to receive the Death Benefit if you die before the Annuity Starting Date. You may designate different classes of beneficiaries, such as primary (first) and contingent (secondary). These classes set the order of payment. If a class contains more than one person, the Death Benefit will be paid to the then living persons in the class in equal shares, unless you provide otherwise. For example, if you die before the Annuity Starting Date, having named your spouse as primary beneficiary and "children" as equal contingent beneficiaries, your spouse would receive the Death Benefit if he or she survived you. But if your spouse did not survive you, then your surviving children would receive the Death Benefit in equal shares.
         The terms "children" or "my children" may be used to name a class of beneficiaries, either primary or contingent. Unless you specify otherwise, these terms will mean all children born of your marriage or marriages and any children legally adopted by you. The term "children" also has the same inclusive meaning when used to name as beneficiaries the children of your spouse, your child, your brother or your sister.
         If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA; then, only to the extent required by the IRC or ERISA, your rights to name a beneficiary for the Death Benefit are subject to the right of your spouse, if any, to benefits as explained in Part G.
         If you name your estate as beneficiary, or if none of the beneficiaries you have named is alive at the time of your death, the Death Benefit will be paid to your estate in one sum.
         If you die prior to the Annuity Starting Date never having named a beneficiary, your estate and your surviving spouse, if any, become the beneficiaries as follows:

         A) if you leave no surviving spouse, the Death Benefit will be paid to your estate in one sum;
         B) if you leave a surviving spouse, your spouse will receive a Death Benefit, payable under one of the Methods of Payment of the Death Benefit, which is the actuarial equivalent of one-half of the Accumulation with the remainder of the Accumulation being paid to your estate in one sum.

29. CHANGING YOUR BENEFICIARY. At any time before the Annuity Starting Date, you may change your beneficiary or add or delete beneficiaries as explained in
Section 44,  subject to the rights,  if any, of your spouse as described in Part
G.

30. PAYMENT OF THE DEATH BENEFIT. Payment of the Death Benefit under one of the Methods set forth in Section 31 will start as of the first day of the month after we have received:

         A) this certificate;
         B) due proof of your death;




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         C) the choice, as provided in Section 44, of a Method of Payment set forth in Section 31; and
         D) due proof of the beneficiary's age, if the Method chosen pays a lifetime income.

The amount to be paid under the Single-sum Method will be determined as of the end of the Business Day in which all the above requirements are met.

31. METHODS OF PAYMENT. The Death Benefit will be paid to your beneficiary under one of the Methods shown below. For all Methods except Single-sum and Transfer to a TIAA Pay-out Contract, the Death Benefit will be the consideration for a CREF individual pay-out certificate providing for the Method of Payment chosen. Each of the Methods of Payment, other than the Single-sum and the Transfer to a TIAA Pay-out Contract, is available in either the Stock Account or the Money Market Account.
     The distribution of the Death Benefit under any Method of Payment must be made over the lifetime of your beneficiary or over a period not exceeding your beneficiary's life expectancy. The Death Benefit must be applied under a chosen Method of Payment within one year of the date of your death; otherwise payments will be made to your beneficiary beginning on the first day of the month in which the first anniversary of your date of death occurs, under the Unit Annuity for a Fixed Period Method for a period of five years with payments made annually.

         SINGLE-SUM. The Death Benefit will be paid to your beneficiary in one sum.

         SINGLE LIFE UNIT ANNUITY. A payment will be made to your beneficiary each month for life. All payments will cease at his or her death. This Method provides nothing for anyone after the death of your beneficiary.

         LIFE UNIT ANNUITY WITH 10-, 15- OR 20-YEAR GUARANTEED PERIOD. A payment will be made to your beneficiary each month for life. If he or she dies before the end of the guaranteed period chosen, the monthly payments will continue to the end of that period as explained in Section 32.

         UNIT ANNUITY FOR A FIXED PERIOD. A payment will be made to your beneficiary each month for a fixed period of not less than two or more than thirty years, as chosen. At the end of the period chosen, the entire Death Benefit will have been paid out and no further payments will be made. If your beneficiary dies before the end of the period chosen, monthly payments will continue to the end of that period as explained in Section 32.

         UNIT DEPOSIT. CREF will hold your beneficiary's Accumulation Units on deposit for a chosen period of not less than two nor more than thirty years. No periodic payments will be made under this Method. At the end of the period chosen, CREF will make a one-sum payment to your beneficiary. This one-sum payment will be the then current value of all Accumulation Units held by CREF for your beneficiary. If your beneficiary dies while any part of the Death Benefit is held by CREF, that amount will be payable as explained in Section 32. Instead of a chosen period, the Accumulation Units may be held on deposit for "the lifetime of the beneficiary," with the one-sum payment made after the death of your beneficiary as explained in Section 32.
         The value of the Death Benefit placed under this Method must be at least $5,000.

         TRANSFER TO A TIAA PAY-OUT CONTRACT. CREF will pay to TIAA the Death Benefit for the purchase of a pay-out annuity on the life of the beneficiary, or a pay-out annuity for a fixed period of not less than two nor more than thirty years, or an Interest Payments contract for A) the lifetime of the beneficiary or B) a chosen period of not less than two nor more than thirty years. The premium and pay-out rates for the TIAA contract will be the rates applying to such transfers at that time; the contract will give the beneficiary the same rights as any person then being issued a similar TIAA contract. The value of a Death Benefit transferred under this Method must be at least $1,000; however, if an Interest Payments contract is chosen, the value of a Death Benefit transferred must be at least $5,000.

         If any Method chosen, except Unit Deposit, would result in an initial payment of less than $25, CREF will have the right to require a change in choice that will result in an initial payment of not less than $25 a month.

32. PAYMENTS AFTER THE DEATH OF A BENEFICIARY. Any monthly payments still due at the death of your beneficiary during a guaranteed or fixed period will be continued to the person or persons named by you or your beneficiary to receive them. The Present Value of these payments may be paid in one sum unless we are directed otherwise.
         If no one has been named to receive these payments, or if no one so named is living at the death of your beneficiary, the Present Value will be paid in one sum to your beneficiary's estate.
         If a person receiving these payments dies before the end of the guaranteed or fixed period, the Present Value of any payments still due that person will be paid to any other surviving person or persons named to receive it. If no one has been so named, the Present Value will be paid to the estate of the last person who was receiving these payments.
         If your beneficiary dies while any Accumulation Units are held by CREF under the Unit Deposit Method, their then current value will be paid in one sum to the surviving person or persons named to receive it. If no such person survives your beneficiary, the then current value of all Accumulation Units held on deposit will be paid in one sum to your beneficiary's estate.

33. The NUMBER OF ANNUITY UNITS FOR A BENEFICIARY in an Account will be determined, in accordance with the Rules of the Fund, by:

         A) the value of your Accumulation Units in the Account as of the date of your death;
         B) the Method of Payment chosen for the Death Benefit;
         C) if the Method chosen pays a lifetime income, the age of your beneficiary; and
         D) the value of the Account's Annuity Unit.

                                PART E: TRANSFERS

34. You may TRANSFER some or all of your Accumulation  Units from a CREF Account
(a) to purchase Accumulation Units in one of the other CREF Accounts, (b) to purchase a TIAA fixed-dollar annuity, or (c) to transfer to a Funding Vehicle not offered by CREF or TIAA, if provided for under your Employer's Retirement Plan.

Your request for a Transfer must be made before the Annuity Starting Date and is subject to the following conditions:

         A) the Transfer will take effect and all values will be determined as of the end of the Business Day in which CREF receives your request for Transfer, or if you choose, the last day of the current month or of a specified future month;
         B) the request for a Transfer cannot be revoked after the effective date of such Transfer;
         C) if less than the full Accumulation in an Account is being Transferred, the amount Transferred must be at least $1,000; and
         D) for a Transfer to a TIAA fixed-dollar annuity you will have the same rights under the TIAA contract as any person then being issued a similar contract.

The number of your Accumulation Units will be reduced by the number of units Transferred.

CREF reserves the right to limit Transfers to not more than twice in any calendar year.

Your right to Transfer to the Bond Market Account, to the Social Choice Account, to any future CREF Account and/or to a Funding Vehicle not offered by CREF or TIAA, may be limited under the terms of your Employer's Retirement Plan.

                            PART F: LUMP-SUM BENEFITS

35. AVAILABILITY OF LUMP-SUM BENEFIT. After Termination of Employment, you may choose to receive a Lump-sum Benefit from some or all of a specified Account's Accumulation Units, if provided for under your Employer's Retirement Plan. The portion of the Accumulation available to you as a Lump-sum Benefit, as well as the timing and frequency of such payments, may be limited by your Employer's Retirement Plan.
         If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA; then, only to the extent required by the IRC or ERISA, your rights to receive a Lump-sum Benefit are subject to the right of your spouse, if any, to benefits as explained in Part G.

36. PAYMENT OF THE LUMP-SUM BENEFIT. Your request for a Lump-sum Benefit must be made before the Annuity Starting Date, and is subject to the following conditions:

         A) all values will be determined as of the end of the Business Day in which CREF has received: (1) your request for a Lump-sum Benefit; (2) written certification from your Employer of Termination of Employment and of your eligibility for a Lump-sum Benefit; (3) all premiums to be paid to your certificate under your Retirement Plan; and (4) if your Accumulation is subject to the ERISA requirements described in Part G, and you are married, your spouse's written consent to the payment of the Lump-sum Benefit;
         or, if you choose, the last day of the then-current month or of a specified future month;
         B) the request for a Lump-sum Benefit cannot be revoked after the effective date of such Lump-sum Benefit; and
         C) if the Lump-sum Benefit is less than the full Accumulation in an Account, the Lump-sum Benefit must be at least $1,000.

                       PART G: SPOUSE'S RIGHT TO BENEFITS

37. SPOUSE'S RIGHT TO BENEFITS. If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA; then, only to the extent required by the IRC or ERISA, your rights to receive a Lump Sum Benefit, to choose an Income Option, and to name a beneficiary for the Death Benefit are subject to the right of your spouse, if any, to benefits as follows:

         SPOUSE'S SURVIVOR UNIT ANNUITY INCOME. If you are married on the Annuity Starting Date, your Income Benefit must be paid under a Survivor Unit Annuity Option with your spouse as Second Participant unless we receive, in form satisfactory to CREF, a waiver of your spouse's right to a Survivor Unit Annuity Income with your spouse's written consent or verification that your spouse cannot be located.

         SPOUSE'S SURVIVOR DEATH BENEFIT. If you die before the Annuity Starting Date and you are then married, the payment of the Death Benefit to your named beneficiary is subject to your spouse's right to receive a Death Benefit of a unit-annuity which is the actuarial equivalent of one-half of the portion of the Accumulation, if any, attributable to contributions made under a plan subject to ERISA. Your spouse's right to a Survivor Death Benefit may be waived, in form satisfactory to CREF, with your spouse's written consent or verification that your spouse cannot be located. A waiver of the Survivor Death Benefit may not be made prior to the year in which you attain age 35, or, if earlier, your termination of employment with the institution then remitting premiums for this certificate.

         YOUR LUMP-SUM BENEFIT. If you are married on the date you request a Lump-sum Benefit, we must receive, in form satisfactory to CREF, your spouse's written consent to the payment of the Lump-sum Benefit or verification that your spouse cannot be located.

Verification of your marital status may be required, in form satisfactory to CREF, for purposes of establishing your spouse's right to benefits or a waiver of these rights. You may revoke a waiver of your spouse's right to benefits at any time during your lifetime and before the Annuity Starting Date. Your spouse may not revoke a consent after the consent has been given. 38. LIABILITY OF CREF. Any action taken by CREF in good faith before receiving written notice of a waiver of rights included in this certificate, or of revocation of such waiver, will not subject CREF to liability because our acts were contrary to what was stated in such waiver or revocation.

                           PART H: GENERAL PROVISIONS

39. REPORT OF ACCUMULATION. Once each year until the Annuity Starting Date, we will mail you a report for the calendar year just ended. It will show the value of your Accumulation (Death Benefit) as of the end of the year.

40. NO ASSIGNMENT. Neither you nor any other person may assign, pledge, or transfer ownership of this certificate or any benefits under the terms of the Contract. Any such action will be void and of no effect.

41. NO LOANS. The Contract does not provide for loans.

42. LIMITED CASH SURRENDER BENEFITS. The only provision for cash surrender under the Contract is the Lump-sum Benefit. There is no other cash surrender available under the terms of the Contract.

43. PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law. This protection is contained in the statute of the State of New York establishing CREF.

44. PROCEDURE FOR ELECTIONS AND CHANGES. You, or your Second Participant or beneficiary having the right to do so, may elect or change, in accordance with the terms of your certificate, any of the following by written notice satisfactory to CREF sent to its home office in New York, NY:

         A) the Annuity Starting Date;
         B) an Income Option;
         C) a Transfer;
         D) a Lump-sum Benefit;
         E) a Method of Payment for the Death Benefit;

         F) a beneficiary or any person named to receive payments remaining due; or
         G) the allocation of future premiums among the CREF Accounts.

No such notice will take effect unless it is received by CREF. When received it will be considered operative as of the date it was signed, whether or not the signer is living at the time we receive it. Any action taken by CREF in good faith before receiving the notice will not subject CREF to liability because our acts were contrary to what was stated in the notice.

45. PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC. CREF reserves the right to pay in one sum the Present Value of any benefits due an estate, corporation, partnership, trustee or other entity not a natural person. CREF will not be responsible for the acts or neglects of any executor, trustee, guardian, or other third party to whom payment is made.

46. SERVICE OF PROCESS UPON CREF. We will accept service of process in any action or suit against us on the Contract in any court of competent jurisdiction in the United States, Puerto Rico or Canada provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the state, district, territory, or province in which the action or suit is brought.

This Section does not waive any of our rights, including the right to remove such action or suit to another court.

47. BENEFITS BASED ON INCORRECT DATA. If the amount of benefits is determined by data as to a person's age and if that data is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by CREF, adjustments will be made in accordance with the Rules of the Fund.

48. PROOF OF SURVIVAL. CREF reserves the right to require satisfactory proof that anyone named to receive benefits under the terms of the Contract is alive on the date any benefit payment is due. If this proof is not received after requested in writing, CREF will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Survivor Unit Annuity Option, CREF has overpaid benefits because of a death, subsequent payments will be reduced or withheld until the amount of the overpayment has been recovered.

49. NON-FORFEITURE OF BENEFITS. Benefits payable under the Contract will not be less than the minimum required as of the Date of Issue by any statute of the State of New York. Any benefits purchased cannot be forfeited under the Contract.

50. CORRESPONDENCE AND REQUEST FOR BENEFITS. No notice, application, form, premium payment, or request for benefits will be deemed to be received by us unless it is received at our home office. All benefits are payable at our home office. Any questions about the Contract or this certificate or inquiries about our service should be directed to us at our address:

                                      CREF
                                730 Third Avenue
                               New York, NY 10017.

51. OVERPAYMENTS OF PREMIUMS. Any payments of premiums made in error by the Employer in excess of those required by the Retirement Plan will be refunded to the Employer if requested in writing by the Employer prior to the Annuity Starting Date subject, however, to prior Transfers or Lump-sum Benefits made from such funds. CREF is entitled to rely on information provided by the Employer. The Employer shall indemnify CREF and hold CREF harmless for any action taken in reliance on such request.

52. COMPLIANCE WITH LAWS AND REGULATIONS. CREF will administer the Contract and this certificate to comply with all laws and regulations pertaining to the terms and conditions of the Contract and this certificate. If the Contract and/or this certificate conflict with any applicable law or regulation, such law or regulation will prevail.

         The choice of Income Option, Method of Payment of a Death Benefit, Lump-sum Benefit, Annuity Starting Date, Beneficiary or Second Participant as set forth in the certificate is subject to the applicable restrictions, distribution requirements, and incidental benefit requirements of the Internal Revenue Code of 1986, as amended, and the rulings and regulations issued thereunder, and the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder.